Exhibit 10.25

January 5, 2007

Federal Reserve Bank of San Francisco

Attn: Steve Arbogast, Credit & Risk, MS 830

101 Market Street

San Francisco, CA 94105-1530

Dear Mr. Arbogast:

In consideration of being able to request Advances from and incur Indebtedness to you and in consideration of your making Advances to us, we agree to the provisions of your Operating Circular No. 10, effective October 15, 2006, as amended and supplemented from time to time thereafter (“Circular,” capitalized terms used but not defined herein shall have the meaning specified in the Circular).

Any notices required under the Lending Agreement may be directed to the following department(s):

Finance Department

Attn: Debra L. Johnson

HomeStreet Bank

601 Union Street, Suite 2000

Seattle, WA 98101

HomeStreet Bank
Full Legal Name of Borrower

By:	/s/ Debra L. Johnson
Authorized signature(s)

Debra L. Johnson
Name(s)

Executive Vice President, Chief Financial Officer
Title(s)

HomeStreet Bank	HOME OFFICE 2000 Two Union Square 601 Union Street Seattle, WA 98101	OFFICE 206-623-3050 TOLL FREE 800-654-1075 www.homestreet.com

Federal Reserve Banks

Operating Circular No. 10

LENDING

Effective October 15, 2006

FEDERAL RESERVE BANKS

OPERATING CIRCULAR NO. 10

Effective October 15, 2006

LENDING

(Click CTRL + section or page number to go directly to the section)

1.0	SCOPE	1

2.0	DEFINED TERMS	1

3.0	ADVANCES	5

4.0	INTEREST	5

5.0	REPAYMENT OF ADVANCE	5

6.0	GRANT OF SECURITY INTEREST	6

7.0	COLLATERAL	6

8.0	MAINTENANCE OF LENDING DOCUMENTS	9

9.0	REPRESENTATIONS AND WARRANTIES	10

10.0	COVENANTS	11

11.0	WAIVER OF IMMUNITY; SUBMISSION TO JURISDICTION	13

12.0	REMEDIES UPON DEFAULT	14

13.0	INDEMNIFICATION	16

14.0	MISCELLANEOUS	16

15.0	AMENDMENT	17

16.0	NOTICE	17

17.0	TERMINATION	18

18.0	GOVERNING LAW	19

19.0	WAIVER OF JURY TRIAL	19

20.0	STATUS OF PREVIOUS LENDING AGREEMENT	19

APPENDIX 1: FINANCING STATEMENT COLLATERAL DESCRIPTION

APPENDIX 2: TERMS OF CONTROL AGREEMENT

APPENDIX 3: APPLICATION PACKAGE FOR U.S. BORROWERS
FORM OF LETTER OF AGREEMENT
FORM OF CERTIFICATE
FORM OF AUTHORIZING RESOLUTIONS FOR BORROWERS
FORM OF OFFICIAL OC-10 AUTHORIZATION LIST

APPENDIX 4: APPLICATION PACKAGE FOR BRANCHES OR AGENCIES OF NON-U.S. BORROWERS
FORM OF LETTER OF AGREEMENT
FORM OF CERTIFICATE
FORM OF AUTHORIZING RESOLUTIONS FOR BORROWERS
FORM OF OFFICIAL OC-10 AUTHORIZATION LIST
FORM OF OPINION OF FOREIGN OUTSIDE COUNSEL
FORM OF OPINION OF UNITED STATES OUTSIDE COUNSEL

APPENDIX 5: Ancillary Agreements
FORM OF AGREEMENT FOR THIRD PARTY CUSTODIAN TO HOLD COLLATERAL

FORM OF CORRESPONDENT CREDIT AND PAYMENT AGREEMENT

EXHIBIT 1: LETTER OF AGREEMENT TO CORRESPONDENT CREDIT AND PAYMENT AGREEMENT

CREDIT AND SECURITY TERMS

1.0	SCOPE

1.1	This Operating Circular is issued by each Reserve Bank and sets forth the terms under which an entity may, in accordance with the Federal Reserve Act and regulations promulgated thereunder by the Board of Governors of the Federal Reserve System, obtain Advances from, incur Obligations to, or pledge Collateral to a Federal Reserve Bank.

2.0	DEFINED TERMS

2.1	The capitalized terms used hereafter in this Operating Circular have the meanings defined below:

Account means a master account at a Reserve Bank, as defined in the Operating Circular No. 1 issued by such Reserve Bank.

Advance means an extension of credit to the Borrower (not including a discount of paper) pursuant to Regulation A, including any renewal or extension thereof.

Advance Repayment Amount means the amount of an Advance, plus all accrued and unpaid interest thereon.

Adverse Claim has the meaning set forth in Section 9.1(d).

Application Package means the Application Package, substantially in the form of Appendix 3 or 4, as appropriate, which the Borrower submitted in connection with its agreement to this Operating Circular.

Bank means the Federal Reserve Bank in whose district the Borrower is located (determined in accordance with 12 C.F.R. Section 204.3(b)), or such other Reserve Bank with which the Borrower has entered into a borrowing relationship under this Operating Circular.

Board of Governors means the Board of Governors of the Federal Reserve System.

Borrower means an entity that incurs an Obligation to the Bank.

Borrower-in-Custody or BIC Arrangement means an arrangement whereby the Bank authorizes a Borrower, or an affiliate of the Borrower, to retain possession of the Collateral, as described in Section 7 of this Operating Circular.

Business Day means any day the Bank is open for conducting all or substantially all its banking functions.

Certificate means the certificate, substantially in the form set forth in the appropriate Application Package, provided to the Bank by the Borrower.

Operating Circular No. 10	1
Effective October 15, 2006

Collateral means:

(i)	all the Borrower’s rights, title, and interest in property (wherever located, now owned or hereafter acquired), including, but not limited to, accounts, chattel paper, inventory, equipment, instruments, investment property, general intangibles, documents, deposit accounts, commercial tort claims and, real property that is (a) identified on a Collateral Schedule, (b) identified on the books or records of a Reserve Bank as pledged to, or subject to a security interest in favor of, the Bank or any other Reserve Bank or (c) in the possession or control of, or maintained with, the Bank or any other Reserve Bank including, but not limited to, investment property, but excluding any investment property in any Unrestricted Securities Account maintained at any Reserve Bank that the Borrower may not encumber under applicable law;

(ii)	all documents, books and records, including programs, tapes, and related electronic data processing software, evidencing or relating to any or all of the foregoing; and

(iii)	to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all supporting obligations given by any person with respect to any of the foregoing, including but not limited to interest, dividends, insurance, rents and refunds.

Collateral Schedule means the written, electronic or other statement(s) listing Collateral in effect at any time. Each statement of Collateral shall be in the form required by the Bank and shall identify the items of Collateral with the specificity required by the Bank. The removal of an item from a statement of Collateral will not be effective and will not affect the Bank’s security interest in the item unless such removal is made in accordance with this Operating Circular and the Bank’s procedures, including prior Bank approval or authorization.

Event of Default means any of the following:

(i)	the Borrower fails to repay or satisfy any Obligation when due;

(ii)	the Borrower fails to perform or observe any of its obligations or agreements under the Lending Agreement or under any other instrument or agreement delivered or executed in connection with the Lending Agreement or under any other agreement with the Bank or another Reserve Bank;

(iii)	any representation or warranty made or deemed to be made by the Borrower under or in connection with the Lending Agreement, or that is contained in any certificate, document or financial or other statement delivered by it or in connection with the Lending Agreement, is inaccurate in any material respect on or as of the date made or deemed made;

(iv)	the Insolvency of the Borrower;

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Effective October 15, 2006

(v)	the Lending Agreement or any other agreement delivered or executed in connection with the Lending Agreement ceases, for any reason, to be in full force and effect, or any person so asserts or any security interest or lien created hereby ceases to be enforceable or have the same effect and priority purported to be created hereby;

(vi)	the creation of an encumbrance upon Collateral, or placement of a levy, judicial seizure of, or an attachment upon Collateral;

(vii)	whenever the Bank deems itself insecure with respect to the financial condition of the Borrower or the Borrower’s ability to perform its Obligations.

FRB Lending Documents has the meaning set forth in Section 8 of this Operating Circular.

Indebtedness means the total of the Borrower’s overdrafts (whether intraday or overnight) in its Account(s) and any penalties and charges thereon.

Insolvency means:

(i)	the condition of insolvency;

(ii)	that a proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to adjudicate an entity bankrupt or insolvent or seeking reorganization, adjustment, dissolution, liquidation or other relief with respect to the Borrower or the Borrower’s debt is commenced;

(iii)	that an assignment for the benefit of the Borrower’s creditors occurs;

(iv)	that a receiver, custodian, conservator, or the like is appointed for the Borrower or for any of its United States or foreign branches or agencies;

(v)	that the Borrower has been closed by order of its supervisory authorities, or a public officer has been appointed to take over such entity;

(vi)	that the Borrower ceases or refuses to make payments in the ordinary course of business, or admits in a record its inability to pay its debt as they become due;

(vii)	the Borrower’s business is suspended, or any party has presented or filed a petition for winding-up or liquidating the Borrower; or

(viii)	any other circumstances that evince the Borrower’s inability to pay its debts when due.

Operating Circular No. 10	3
Effective October 15, 2006

Lending Agreement means this Operating Circular, any Collateral Schedule, each document in the Application Package executed or furnished to the Bank by the Borrower, and any other agreement or document executed by the Borrower in connection with this Operating Circular, in each case as the same may be amended, supplemented or otherwise modified from time to time.

Letter of Agreement means the Letter of Agreement, substantially in the form found in Appendix 3 or 4, as appropriate, pursuant to which the Borrower agrees to be bound by the terms of this Operating Circular.

Obligation, whether now existing or hereafter incurred, means:

(i)	Advance Repayment Amounts;

(ii)	Indebtedness;

(iii)	any other liabilities of the Borrower to the Bank or any other Reserve Bank, including without limitation, any service fees, whether due or to become due; and

(iv)	any expense the Bank or its designee(s) may incur to:

a.	obtain, preserve and/or enforce the Lending Agreement or the Bank’s security interest in Collateral and the Borrower’s Obligations under the Lending Agreement,

b.	collect any or all of the foregoing, or

c.	assemble, transport, maintain or preserve Collateral (including, without limitation, taxes, assessments, insurance premiums, repairs, reasonable attorneys’ fees, rent, transportation, storage costs, and expenses of sale).

Regulation A means the Board of Governors’ Regulation A, 12 C.F.R. part 201, as amended and supplemented from time to time.

Reserve Bank means any one of the Federal Reserve Banks (including the Bank).

UCC means the Uniform Commercial Code.

Unrestricted Securities Account has the meaning set forth in Operating Circular No. 7.

The following terms are used herein as defined in Articles 8 and 9 of the UCC: account, chattel paper, control, deposit account, documents, equipment, financial assets, financing statement, general intangibles, instruments, inventory, investment property, record, securities account and securities intermediary.

Operating Circular No. 10	4
Effective October 15, 2006

3.0	ADVANCES*

3.1	A request for an Advance shall be made to the Bank in a form and time acceptable to the Bank. An Advance must be secured by Collateral acceptable to the Bank. Upon the Bank’s request, the Borrower shall submit a written application for an Advance. The Bank may also require the Borrower to execute a promissory note and/or additional relevant agreements or documents at any time with respect to an Advance.

3.2	The Bank’s making of an Advance is subject to the terms of the Federal Reserve Act as implemented by Regulation A.

3.3	The Bank’s approval of a request for an Advance shall be evidenced by, and the Advance shall be deemed made at the time of, the Bank’s record of the credit of the amount of the Advance to an Account agreed upon by the Borrower and the Bank.

4.0	INTEREST

4.1	The interest rate applicable to an Advance shall be the rate, as from time to time established by the Bank subject to the determination of the Board of Governors, that applies to the particular credit program described under Regulation A under which the Bank made the Advance. Interest on an Advance shall accrue from the day the Advance is credited to the Account and shall be payable at the applicable rate in effect on that day, except that if the interest rate changes while an Advance is outstanding, the new rate shall apply as of the day on which the rate change is effective. Interest shall be computed on the basis of 365 days in a year.

4.2	If all or any portion of an Advance Repayment Amount is not paid when due (whether by acceleration or otherwise), interest on the unpaid portion of the Advance Repayment Amount shall be calculated at a rate 500 basis points higher than the applicable rate then in effect until the unpaid Advance Repayment Amount is paid in full.

5.0	REPAYMENT OF ADVANCE

5.1	The Borrower promises to pay an Advance Repayment Amount when due in actually and finally collected funds. An Advance Repayment Amount is immediately due and payable

(a)	on demand;

(b)	without any demand, notice or other action:

*	Although a Reserve Bank almost always extends credit in the form of an Advance, a Reserve Bank may extend credit by discounting paper that meets the requirements described in the Federal Reserve Act and Regulation A if the Reserve Bank concludes that a discount more effectively would meet the needs of the situation. A loan in the form of a discount would be subject to a separate agreement between the Reserve Bank and the Borrower. Such agreement may be based on this Circular and, if so, may vary or supplement the terms of this Circular as appropriate.

Operating Circular No. 10	5
Effective October 15, 2006

(i)	on the due date and time specified by the Bank in writing (provided that if such date falls on a day that is not a Business Day, the due date shall be extended to the next Business Day). If no due date and time is specified, then an Advance Repayment Amount is due 24 hours after the Advance was made (provided that if such time falls on a day that is not a Business Day, the time shall be extended to such time on the next Business Day); or

(ii)	upon the occurrence of any Event of Default described in clause (iv), (v) or (vii) of the definition of such term; or

(c)	at the Bank’s option, upon the occurrence of any other Event of Default; or

(d)	at the Bank’s option, if the Borrower, in whole or in part, is acquired, merged, dissolved, or nationalized, or sells or otherwise disposes of substantially all of its assets, or if the Borrower is taken over in any other way by any other person or entity.

5.2	Operating Circular No. 1 issued by the Reserve Bank maintaining the Account where Indebtedness is incurred governs when such Indebtedness is due and payable; provided, however, that if an Advance Repayment Amount becomes due under Sections 5.1(a), (b)(ii), (c) or (d), all other Obligations shall become due and payable immediately, without any demand, notice, or other action.

5.3	The Borrower waives any right to presentment, notice of dishonor, protest, and any other notice of any kind except as expressly provided for herein.

5.4	The Borrower may prepay an Advance Repayment Amount, in whole or in part, without penalty.

5.5	The Bank or the appropriate Reserve Bank will debit the Borrower’s Account for the Advance Repayment Amount and all other Obligations when due. If the Borrower does not have an Account, the Borrower must make arrangements satisfactory to the Bank for paying the Advance Repayment Amount prior to requesting any Advance, such as making payment through a correspondent.

6.0	GRANT OF SECURITY INTEREST

For value received and in consideration of the Bank permitting the Borrower to obtain Advances or incur Indebtedness, the Borrower hereby transfers and assigns to the Bank and grants to the Bank for itself and as agent for each other Reserve Bank to which an Obligation is or becomes owing, a continuing security interest in and lien on the Collateral as collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.

7.0	COLLATERAL

7.1	The Borrower shall ensure that the Collateral meets the requirements as the Bank may from time to time prescribe and shall deliver, hold, store or otherwise

Operating Circular No. 10	6
Effective October 15, 2006

maintain Collateral on such terms and conditions as the Bank may from time to time prescribe. Borrower must keep all Collateral Schedules current and updated in accordance with the Bank’s instructions.

7.2	The Bank may at any time request the Borrower to replace any item of Collateral or to grant a lien and security interest in additional assets of a type and in an amount acceptable to the Bank, and the Borrower shall promptly do so.

7.3	Unless otherwise specified by the Bank in writing, the Borrower shall promptly withdraw from the Collateral Schedule:

(a)	any Collateral that has a payment of principal or interest past due, in whole or in part, for more than 30 days (or 60 days past due for mortgage notes, and other types of consumer debt, including student loans);

(b)	any Collateral that has been paid in full by the obligor; or

(c)	any Collateral if the obligor on such Collateral becomes insolvent, or if a receiver, custodian, or the like is appointed for the obligor.

Prior to such withdrawal, however, the Borrower shall update any relevant Collateral Schedule and pledge substitute Collateral acceptable to the Bank by submitting an updated Collateral Schedule or otherwise pledging such Collateral to the Bank.

7.4	Except as may be the case for book-entry securities held on a Reserve Bank’s books pursuant to Operating Circular No. 7 issued by the Bank, the Bank has no duty to collect any income accruing on Collateral or to preserve any rights relating to Collateral.

7.5	The Borrower hereby:

(a)	authorizes the Bank at any time to file or record in any filing office in any jurisdiction which the Bank determines appropriate to perfect the security interests set forth hereunder, financing statements, and any amendments or continuation statements related thereto without the signature of the Borrower therein, that describes the Collateral substantially as set forth on Appendix 1 hereto, and the Borrower shall, promptly at the Bank’s request, provide any additional information required by Article 9 of the UCC, as in effect in any relevant jurisdiction, for the sufficiency or acceptability of any financing statement;

(b)	ratifies its authorization for the Bank to have filed any financing statement, including any amendment or continuation statement related thereto, in any jurisdiction, where the same has been filed prior to the date on which the Letter of Agreement is signed by the Borrower;

(c)	authorizes the Bank, at any time, to take any and all other actions that may be necessary or, in the Bank’s sole discretion, desirable to obtain, preserve, perfect or enforce the Bank’s security interest in the Collateral;

Operating Circular No. 10	7
Effective October 15, 2006

(d)	authorizes the Bank to endorse or assign as the Borrower’s agent any item of Collateral, to cause Collateral consisting of uncertificated securities to be marked on the books of the securities issuer as pledged to the Bank or its nominee as pledgee, and to inspect Collateral held by the Borrower and copy any relevant records and/or documents.

7.6	If the Bank approves, the Borrower may hold certain Collateral in a BIC Arrangement (“BIC-held Collateral”) subject to the following:*

(a)	BIC-held Collateral shall be prominently identified as Pledged to the Bank and subject exclusively to the Bank’s written instructions. At the Bank’s request, the Borrower shall, without delay, prominently and conspicuously affix a legend to items of BIC-held Collateral indicating that such items are subject to a security interest in favor of the Bank.

(b)	The Borrower shall mark its records to show that BIC-held Collateral has been pledged to the Bank and is subject exclusively to the Bank’s written instructions. Any computer generated list or report containing BIC-held Collateral must incorporate a legend indicating that such Collateral is pledged to the Bank.

(c)	Upon the Bank’s request, the Borrower shall at all times segregate BIC- held Collateral from its own assets or the assets of any other party and shall hold Collateral in such location(s) approved by the Bank. BIC-held Collateral shall not be removed from such location(s) without the prior written approval of the Bank.

(d)	The Borrower may withdraw or replace BIC-held Collateral only with the approval of the Bank and on terms acceptable to the Bank.

(e)	The Bank may from time to time notify Borrower of additional requirements on BIC-held Collateral. The Borrower’s failure to comply with such requirements shall disqualify the Borrower from participation in the BIC Arrangement.

7.7	With respect to any item of Collateral not delivered or transferred to the Bank or its custodian, including BIC-held Collateral, the Borrower shall hold such item of Collateral in trust for the Bank until the Collateral is delivered or transferred in accordance with the Bank’s instructions. The Borrower bears the risk of loss for any Collateral held in the Borrower’s possession, at any custodian, maintained in an account at a securities intermediary other than a Reserve Bank, or in transit to or from the Bank. The Borrower also bears the risk of any accidental loss or damage to Collateral in the Bank’s possession to the extent the Bank exercised reasonable care.

*	If Collateral is held by an affiliate of the Borrower, the Borrower must comply with (or compel such affiliate’s compliance with) the provisions in this Operating Circular pertaining to BIC-held Collateral. In addition, such affiliate must execute an Agreement for Third Party Custodian to Hold Collateral, the form of which is in Appendix 5. Finally, the Bank may require the affiliate to complete Collateral Schedules and participate or comply with inspection and certification requirements related to the BIC-held Collateral. For purposes of this Circular, affiliate means a parent, direct or indirect subsidiary of the Borrower or any entity having the same parent or ultimate parent as the Borrower.

Operating Circular No. 10	8
Effective October 15, 2006

7.8	Unless an Event of Default occurs or the Bank expressly directs otherwise, any proceeds, dividend, interest, rent, proceeds of redemption, and/or any other payment received by the Borrower regarding any Collateral may be retained by the Borrower. If the Bank directs that any of the foregoing be paid to the Bank, the Borrower shall remit those payments, or cause such payments to be remitted, promptly to the Bank and, until receipt by the Bank, such payments are deemed to be held in trust for the Bank.

7.9	The Bank is under no obligation to allow for the withdrawal of any item of Collateral from the pledge to the Bank, or to allow the removal of any item of Collateral from the Collateral Schedule or otherwise release its security interest in any item of Collateral unless:

(a)	the Borrower has provided substitute Collateral acceptable to the Bank; or

(b)	the Bank has verified, in accordance with its normal customs and procedures, that all Obligations have been unconditionally repaid in full and that the Borrower is not currently in default under another agreement with the Bank or any other Reserve Bank.

7.10	In order to perfect its security interest in property, whether now owned or hereafter acquired, maintained with any other Reserve Bank including, but not limited to, any deposit account, investment property in any Unrestricted Securities Account, and items in the process of collection and their proceeds, but excluding any investment property in any Unrestricted Securities Account maintained at any Reserve Bank that the Borrower may not encumber under applicable law, Bank will enter, or has entered, a control agreement, substantially in the form of Appendix 2, with any other Reserve Bank with respect to any accounts of Borrower maintained at such Reserve Banks. Borrower hereby agrees to and consents to be bound by the terms of any such control agreement. It is understood that any such control agreement creates in favor of the Bank and for the benefit of the other Reserve Banks, a legal, valid, and enforceable security interest, perfected by control, within the meaning of the UCC, in Collateral described in this section. The Bank will not exercise its rights in such accounts under such agreement except upon the occurrence of an Event of Default.

7.11	Unless Bank notifies the Borrower otherwise, the Borrower shall be permitted to Transfer Collateral consisting of securities held in the Borrower’s Unrestricted Securities Account as provided for in Operating Circular No. 7. Securities that the Borrower Transfers shall be free and clear of any security interest of the Bank created hereunder. The term “Transfer” as used in this Section, has the meaning set forth in Operating Circular No. 7.

8.0	MAINTENANCE OF LENDING DOCUMENTS

The documents specified below (“FRB Lending Documents”) must be maintained continuously as official records of the Borrower. The documents listed in subparagraph (a) shall at all times be kept together in one place (in the case of a foreign Borrower, at the office of its branch or agency in the Federal Reserve District in which the Borrower may obtain an Advance or incur Indebtedness), while the document listed in

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Effective October 15, 2006

subparagraph (b) may be kept in any accessible and secure location on the Borrower’s premises. The FRB Lending Documents mean:

(a)	a copy of the Lending Agreement; and

(b)	a current statement of outstanding Advances and Indebtedness.

9.0	REPRESENTATIONS AND WARRANTIES

9.1	The Borrower represents and warrants that:

(a)	(i) the Borrower has the power and authority, and the legal right, to make, deliver and perform the Lending Agreement and to obtain an Advance or otherwise incur Indebtedness; (ii) the Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Lending Agreement and to authorize the obtaining of an Advance on the terms and conditions of the Lending Agreement; (iii) no consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person is required in connection with the obtaining of Advances hereunder or with the execution, delivery, performance, validity or enforceability of the Lending Agreement; and (iv) the Lending Agreement has been duly executed and delivered on behalf the Borrower;

(b)	the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is not in violation of any laws or regulations in any respect which could have any adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of the Lending Agreement;

(c)	the Lending Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

(d)	the Borrower has rights in Collateral sufficient to grant an enforceable security interest to the Bank and its rights in Collateral are free of any assertion of a property right that would adversely affect a Reserve Bank’s right to Collateral, including but not limited to any claim, lien, security interest, encumbrance, preference or priority arrangement or restriction on the transfer or pledge of Collateral (an “Adverse Claim”), except as created by, or otherwise permitted under, the Lending Agreement or by the Bank;

(e)	all information set forth on the Certificate is accurate and complete and there has been no change in such information since the date of the Certificate;

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Effective October 15, 2006

(f)	(i) the Lending Agreement is effective to create in favor of the Bank for itself and for the benefit of the other Reserve Banks, if applicable, a legal, valid, and enforceable security interest in the Collateral described in the Lending Agreement and proceeds thereof; (ii) when financing statements are filed in the state filing offices located in the jurisdictions specified on the Certificate, those security interests shall constitute a fully and validly perfected lien on, and security interest in, all rights, title and interest of the Borrower in such Collateral as to which perfection can be obtained by filing, as security for the Obligations, in each case prior and superior in right to any other person (except for liens that arise by operation of law); and (iii) no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Bank pursuant to the Lending Agreement, are permitted by the Lending Agreement, or are otherwise permitted by the Bank;

(g)	no statement or information contained in the Lending Agreement or any other document, certificate, or statement furnished by the Borrower to the Bank or any other Reserve Bank for use in connection with the transactions contemplated by the Lending Agreement, on and as of the date when furnished, is untrue as to any material fact or omits any material fact necessary to make the same not misleading, and the representations and warranties in the Lending Agreement are true and correct in all material respects;

(h)	the Borrower has evaluated the potential risks and liabilities accruing to the Borrower under applicable Federal and State environmental laws, rules, and regulations and has determined, to the best of the Borrower’s knowledge that under applicable laws, rules, or regulations that impose environmental liability on a creditor or lender or an owner or manager of the real property that secures Collateral, the Borrower does not have and has not assumed any liability of any person thereunder; and

(i)	no Event of Default has occurred or is continuing.

9.2	Each time the Borrower requests an Advance, incurs any Indebtedness, or grants a security interest in any Collateral to a Reserve Bank, the Borrower is deemed to make all of the foregoing representations and warranties on and as of the date such Advance or Indebtedness is incurred or security granted. Such representations and warranties shall be true on and as of such date and shall remain true and correct so long as the Lending Agreement remains in effect, any Obligation remains outstanding, or any other amount is owing to the Bank.

10.0	COVENANTS

The Borrower covenants that so long as the Lending Agreement remains in effect or any Obligation remains outstanding or any other amount is owing to the Bank:

(a)	the Borrower shall provide to the Bank any reports or statements that the Bank requests;

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Effective October 15, 2006

(b)	the Borrower shall permit the Bank or its designee to inspect or copy any documents or evidence in the Borrower’s possession or control relating to Collateral and any Obligation;

(c)	except for the security interest herein granted or otherwise permitted hereunder or by the Bank, the Borrower shall have rights in the Collateral free from any Adverse Claim, and shall maintain the security interest created hereby as a perfected security interest with the priority set forth in Section 9.1(f) and shall take all actions necessary or prudent to defend against Adverse Claims;

(d)	except as otherwise permitted hereunder or by the Bank, the Borrower shall not (i) sell or otherwise dispose of, or offer to sell or otherwise dispose of, the Collateral or any interest therein, or (ii) pledge, mortgage, or create, or permit the existence of any right of any person in or claim to, the Collateral other than the security interest granted herein;

(e)	the Borrower shall pay promptly when due (or before they become delinquent) all taxes, assessments, governmental charges, and levies imposed upon the Collateral or any income or profits therefrom, and any claims of any kind against Collateral;

(f)	upon the Bank’s request, the Borrower shall promptly reimburse the Bank for any expense incurred by the Bank with respect to enforcing or administering the Lending Agreement and any item of Collateral, including perfecting or maintaining perfection of the Borrower’s and/or the Bank’s security interest in Collateral, and assembling, transporting, safekeeping, managing, inspecting, or liquidating Collateral, whether Collateral is held by the Bank, its custodian, or the Borrower;

(g)	the Borrower shall not perform any act with respect to any Collateral that would impair the Bank’s rights or interests therein, nor will the Borrower fail to perform any act that would reasonably be expected to prevent such impairment or that is necessary to preserve the Bank’s rights;

(h)	at the Bank’s request, the Borrower shall promptly execute any agreement or document and take any other actions that the Bank deems necessary or desirable, including but not limited to the execution and delivery of any document the Bank deems necessary to grant, perfect or otherwise protect the Bank’s security interest in any existing or additional Collateral;

(i)	the Borrower shall promptly notify the Bank if the Borrower is or is about to become an undercapitalized depository institution or a critically undercapitalized depository institution, as such terms are defined in Regulation A;

(j)	the Borrower shall renew or keep in full force and effect its organizational existence or take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business;

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(k)	without providing at least 30 days’ prior written notice to the Bank and submitting an updated Certificate to the Bank, the Borrower shall not cause or permit any of the information provided in the Certificate, including its jurisdiction of organization, to become untrue;

(l)	the Borrower shall continuously maintain the FRB Lending Documents in the same manner as it maintains all other official corporate records, and the FRB Lending Documents shall be immediately and routinely available to any examiner authorized to examine the Borrower;

(m)	in any BIC Arrangement, the Borrower shall provide for periodic audits of BIC-held Collateral pledged to the Bank, shall notify the Bank immediately of any irregularities discovered during any audits, shall certify periodically, as determined by the Bank, that it is complying with the requirements of the BIC Arrangement, and shall ensure risk ratings assigned to any Collateral subject to Borrower’s internal loan ratings are accurate;

(n)	the Borrower shall promptly notify the Bank of the occurrence or impending occurrence of any Event of Default; and

(o)	the Borrower shall promptly notify the Bank of any change in applicable law, the regulations or policies of its chartering and/or licensing authority, or its charter, bylaws, or other governing documents, or any legal or regulatory process asserted against the Borrower, that materially affects or may materially affect the Borrower’s authority or ability to lawfully perform its obligations under the Lending Agreement.

11.0	WAIVER OF IMMUNITY; SUBMISSION TO JURISDICTION

11.1	If the Borrower or its property is now, or in the future becomes, entitled to any immunity, whether characterized as sovereign or otherwise (including, without limitation, immunity from set-off, from service of process, from jurisdiction of any court or tribunal, from attachment in aid of execution, from attachment prior to the entry of a judgment, or from execution upon a judgment) in any legal proceeding in Federal or State courts in the United States of America, or in the courts of the country where the Borrower is chartered, or in the courts of the country in which the Borrower principally conducts its business, then the Borrower expressly and irrevocably waives, to the maximum extent permitted by law, any such immunity. To the extent the Borrower receives any such entitlement in the future, the Borrower shall promptly notify the Bank of such entitlement.

11.2

The Borrower submits in any legal action or proceeding relating to or arising out of the Lending Agreement, or the conduct of any party with respect therefor or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Federal District Court sitting where the Bank’s head office is located and any appellate court thereof. In the case of a foreign Borrower, such Borrower also submits to the non-exclusive jurisdiction of the courts of the country where the Borrower is chartered or in which it principally conducts its business over any suit, action or proceeding arising out of or relating to the Lending Agreement. The Borrower agrees that service of process in any

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such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address provided in the Letter of Agreement; and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower also agrees that a final judgment in any such suit, action, or proceeding brought in such court shall be conclusive and binding upon the Borrower. The foregoing does not diminish or otherwise affect the Bank’s rights under Section 25B of the Federal Reserve Act, 12 USC § 632.

12.0	REMEDIES UPON DEFAULT

12.1	Upon the occurrence of, and at any time during the continuance of, an Event of Default, the Bank may pursue any of the following remedies, separately, successively, or concurrently:

(a)	debit the Borrower’s Account, or cause the Borrower’s Account to be debited (in the case of an Account at another Reserve Bank), in an amount up to the Borrower’s unpaid Obligations;

(b)	set off any Obligation against any amount owed by the Bank or any other Reserve Bank to the Borrower, whether or not such amount owed is then due and payable;

(c)	exercise any right of set-off or banker’s lien provided by applicable law against the Borrower’s property in the possession or control of, or maintained with, the Bank or any other Reserve Bank, including but not limited to items in process of collection and their proceeds and any balance to the credit of the Borrower with a Reserve Bank;

(d)	take possession of any Collateral not already in the Bank’s possession, without demand and without legal process. Upon the Bank’s demand, the Borrower shall assemble and make Collateral available to the Bank as the Bank directs. The Borrower grants to the Bank the right, for this purpose to enter into or on any premises where Collateral may be located; and

(e)	pursue any other remedy available to collect, enforce, or satisfy any Obligation, including exercising its rights as a secured creditor to collect income on the Collateral, or to sell, assign, transfer, lease or otherwise dispose of Collateral whether or not Collateral is in the Bank’s possession.

12.2	If the Bank exercises its rights in Collateral upon an Event of Default:

(a)

the Bank may sell, assign, transfer, and deliver, at the Bank’s option, all or any part of Collateral at private or public sale, at such prices as the Bank may, in good faith, deem best, without advertisement, and the

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Borrower waives notice of the time and place of the sale, except any notice that is required by law and may not be waived;

(b)	the Bank has no obligation to prepare Collateral for sale, and the Bank may sell Collateral and disclaim any warranties without adversely affecting the commercial reasonableness of the sale;

(c)	the Bank has no obligation to collect from any third party or to marshal any assets in favor of the Borrower to satisfy any Obligation; and

(d)	the Bank or another Reserve Bank may purchase any or all of Collateral and pay for it by applying the purchase price to reduce amounts owed by the Borrower to the Bank or any other Reserve Bank.

12.3	The Borrower appoints the Bank, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower, to endorse, assign, transfer, and deliver Collateral to any party, and to take any action deemed necessary or advisable by the Bank either to protect the Bank’s interests or exercise its rights under the Lending Agreement, including taking any action to perfect or maintain the Bank’s security interest (including but not limited to recording an assignment of a mortgage or filing a financing statement). This power of attorney is coupled with an interest and as such is irrevocable and full power of substitution is granted to the assignee or holder. As attorney-in-fact, the Bank may take any lawful action to collect all sums due in connection with Collateral, the Bank may release any Collateral, instruments or agreements securing or evidencing the Obligations as fully as the Borrower could do if acting for itself, and the Bank may take any action set forth in Section 7.5, but the Bank has no obligation to take any such actions or any other action in respect of the Collateral.

12.4	The proceeds realized by the Bank upon selling or disposing of Collateral, to the extent actually received in cash by the Bank or another Reserve Bank, will be applied toward satisfaction of the Obligations. The Bank shall apply such proceeds first to any fees, other charges, penalties, indemnities, and costs and expenses of, collection, or realizing on interests in Collateral (including reasonable attorneys’ fees), next to accrued but unpaid interest, and last to the unpaid principal balance. The Bank will account to the Borrower for any surplus amount realized upon such sale or other disposition, and the Borrower shall remain liable for any deficiency.

12.5	No delay or failure by the Bank to exercise any right or remedy accruing upon an Event of Default shall impair any right or remedy, waive any default or operate as an acquiescence to the Event of Default, or affect any subsequent Event of Default of the same or of a different nature.

12.6	On complying with the provisions of the Lending Agreement and applicable law, the Bank is fully discharged from any liability or responsibility to any person regarding Collateral.

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13.0	INDEMNIFICATION

13.1	The Borrower shall indemnify the Bank and its officers, directors, employees and agents (each, an “Indemnified Party”) for any loss, claim, damage, liability, and expense (including, without limitation, reasonable attorneys’ fees, court costs and expenses of litigation) incurred by an Indemnified Party in the course of or arising out of the performance of the Lending Agreement, any action related to Collateral, or any action to which an Indemnified Party may become subject in connection with the Bank’s exercise, enforcement or preservation of any right or remedy granted to it under the Lending Agreement, except to the extent that such loss, claim, damage, liability, or expense results, as determined by a court, from the Bank’s gross negligence or willful misconduct.

13.2	The Bank will give the Borrower written notice of any claim that the Bank or any other person may have under this indemnity. The Borrower is not liable for any claim that is compromised or settled by the Bank or such persons without the Borrower’s prior written consent, provided that the Borrower responded promptly and in the Bank’s judgment, adequately, to the Bank’s notice of such claim. This indemnity remains an obligation of the Borrower notwithstanding termination of the Lending Agreement, and is binding on the Borrower’s successors and assigns. Upon written demand from the Bank, the Borrower shall pay promptly amounts owed under this indemnity, free and clear of any right of offset, counterclaim or other deduction, and the Bank’s reasonable determination of amounts owing hereunder is binding. If not promptly paid by the Borrower, such obligation becomes an Obligation secured under the Lending Agreement.

14.0	MISCELLANEOUS

14.1	The Bank is not obligated by the Lending Agreement or otherwise to make, increase, renew, or extend any Advance to the Borrower.

14.2	The amount of any Advance Repayment Amount and/or Obligation reflected on the books and records of a Reserve Bank is presumptive evidence of the amounts due and owing by the Borrower to such Reserve Bank.

14.3	The Borrower’s obligations under the Lending Agreement shall be performed by it at its own cost and expense.

14.4	Unless expressly agreed otherwise by the Bank, the time zone of the Bank’s head office shall be used to determine any deadline hereunder, including the time an Advance Repayment Amount is due and payable.

14.5	The Bank may record telephone communications between the Bank and the Borrower and such recordings may be submitted in evidence to any court or in any proceeding for the purpose of establishing any matters pertinent to the Lending Agreement.

14.6	The Bank may rely on any record used by the Borrower to endorse or pledge Collateral to the Bank.

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14.7	The Bank’s rights and remedies under the Lending Agreement are in addition to any others agreed to by the Borrower or that may exist at law or in equity.

14.8	Any provision of the Lending Agreement that is unenforceable or invalid under any law in any jurisdiction is ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision, and any such unenforceability or invalidity shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.9	The Lending Agreement is binding on the receivers, administrators, permitted assignees and successors, and legal representatives of the Borrower and inures to the benefit of the Bank, its assignees and successors.

14.10	The Bank may sell, transfer, assign or participate to any other Reserve Bank(s) any or all of its interest in repayment of any Obligation and may purchase any Obligation from any other Reserve Bank. The Borrower may not assign its rights or obligations hereunder.

14.11	The Bank is not required to provide a written advice to the Borrower for any Advance or Advance Repayment Amount.

14.12	The Bank has no liability for acting in reliance upon any communication (including a fax, telex, electronic communication, or similar communication) reasonably believed by the Bank to be genuine or to be sent by an individual acting on behalf of the Borrower.

14.13	The Section headings used herein are for convenience only and are not to affect the construction hereof or be taken into consideration in the construction hereof.

15.0	AMENDMENT

The Bank, in its sole discretion, may amend the Lending Agreement without prior notice at any time. The Bank shall notify the Borrower of any such amendment and, thereafter, any pledge of Collateral, request for any Advance or incurrence of any other Obligation shall constitute the Borrower’s agreement to such amendment as of the effective date of such amendment. An amendment does not modify, except for a change in interest rate or other charges, the terms of an outstanding Advance.

16.0	NOTICE

16.1	Any notice or other communication in respect of this Agreement may be given in any manner set forth below to the addresses or numbers or in accordance with the e-mail or electronic messaging system details provided in or pursuant to this Agreement with respect to the receiving party (the “recipient”) and will be deemed effective as indicated:

(a)	if in writing and delivered in person or by courier, on the date it is delivered;

(b)	if sent by facsimile transmission, on the date that transmission is received in legible form (it being agreed that the burden of proving receipt will

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be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(c)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted;

(d)	if sent by electronic messaging system, on the date that electronic message is received;

(e)	if sent by e-mail, on the date that e-mail is delivered; or

(f)	if by telephone or other oral communication, on the date that oral communication occurred, provided that such oral communication either is confirmed promptly in writing by at least one of the methods specified in (a) to (e) above or is recorded, unless the date of the delivery (or attempted delivery), the receipt or the occurrence, as applicable, is not a Business Day or that communication is delivered (or attempted), received or shall have occurred, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

16.2	If sent to the Borrower, the notice must be addressed as indicated by the Borrower in the Letter of Agreement, or as otherwise specified by the Borrower in a record. If sent to the Bank, the notice must be addressed to the credit function at the Bank’s head office or as otherwise specified by the Bank.

17.0	TERMINATION

17.1	The Borrower may terminate its consent to be bound by the Lending Agreement by giving written notice to the credit function at the Bank’s head office or as otherwise specified by the Bank, so long as no Advance is then outstanding.* Notice of termination does not release the Borrower or affect the Bank’s rights, remedies, powers, security interests or liens against Collateral in existence prior to the Bank’s receipt of the notice, nor does notice of termination affect any provision of the Lending Agreement which by its terms survives termination of the Lending Agreement.

17.2	Upon termination, the Bank may retain Collateral until the Bank has had a reasonable opportunity to verify, in accordance with its normal customs and procedures, that all of the Borrower’s Obligations, contingent or otherwise, to the Bank or any other Reserve Bank have been fully satisfied and discharged.

*	Collateral arrangements, including arrangements with securities intermediaries, such as Euroclear or Clearstream, and third-party custody and Borrower-in-Custody arrangements may have their own termination provisions.

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18.0	GOVERNING LAW

18.1	The Lending Agreement, including any Advance or any other transaction entered into pursuant thereto, is governed by the law of the State in which the Bank’s head office is located. The Lending Agreement is a security agreement for purposes of the UCC, as in effect in any relevant jurisdiction, and other applicable law.

19.0	WAIVER OF JURY TRIAL

THE BORROWER AND THE BANK EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM, OR CROSS CLAIM ARISING IN CONNECTION WITH, OUT OF, OR OTHERWISE RELATING TO THE LENDING AGREEMENT, THE COLLATERAL, OR ANY TRANSACTION OR AGREEMENT ARISING THEREFROM OR RELATED THERETO.

20.0	STATUS OF PREVIOUS LENDING AGREEMENT

This Operating Circular amends and restates the Bank’s Operating Circular governing Lending dated January 2, 1998.

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